Exhibit 25.1

CONFORMED COPY

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)

HSBC Bank USA, National Association

(Exact name of trustee as specified in its charter)

New York	13-2774727
(Jurisdiction of incorporation	(I.R.S. Employer
or organization if not a U.S.	Identification No.)
national bank)

452 Fifth Avenue, New York, NY
(212) 525-5600	10018-2706
(Address of principal executive offices)	(Zip Code)

Warren L. Tischler, SVP

HSBC Bank USA

452 Fifth Avenue

New York, New York 10018-2706

Tel: (212) 525-1311

(Name, address and telephone number of agent for service)

AMC ENTERTAINMENT INC.

(Exact name of obligor as specified in its charter)

Delaware	43-1304369
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

920 Main
Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
8 5/8% Senior Notes due 2012	$250,000,000	100%	$250,000,000	$31,675.00
Guarantees of the 8 5/8% Senior Notes due 2012	$250,000,000	N/A	N/A		(2)
Senior Floating Rate Notes due 2010	$205,000,000	100%	$205,000,000	$25,973.50
Guarantees of the Senior Floating Rate Notes due 2010	$205,000,000	N/A	N/A		(2)

(Title of Indenture Securities)

General

Item 1. General Information.

Furnish the following information as to the trustee:

(a)  Name and address of each examining or supervisory authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Item 3-15.                                             Not Applicable

Item 16. List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)		Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association

T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (September 30, 2004), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)          Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.

(2)          Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-113911 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 28th day of January, 2005.

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Herawattee Alli
Herawattee Alli
Assistant Vice President

Exhibit T1A (vii)

	Board of Governors of the Federal Reserve System OMB Number: 7100-0036 Federal Deposit Insurance Corporation OMB Number: 3064-0052 Office of the Comptroller of the Currency OMB Number: 1557-0081
Federal Financial Institutions Examination Council	Expires March 31, 2007

	Please refer to page i, Table of Contents, for the required disclosure of estimated burden.	1

Consolidated Reports of Condition and Income for

A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business September 30, 2004

(20040630)

(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

	NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be	The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.
attested to by not less than two directors (trustees) for State
	nonmember banks and three directors for State member and	We, the undersigned directors (trustees), attest to the correctness
	National Banks.	of this Report of Condition (including the supporting schedules)
and declare that it has been examined by us and to the best of
I,	Joseph R. Simpson, Controller	our knowledge and belief has been prepared in conformance
	Name and Title of Officer Authorized to Sign Report	with the instructions issued by the appropriate Federal
regulatory authority and is true and correct.
Of the named bank do hereby declare that these Reports of
Condition and Income (including the supporting schedules)
have been prepared in conformance with the instructions issued
	by the appropriate Federal regulatory authority and are true to	/s/ Sal H. Alfieri
	the best of my knowledge and believe.	Director (Trustee)
/s/ Bernard J. Kennedy
	/s/ Joseph R. Simpson	Director (Trustee)
	Signature of Officer Authorized to Sign Report	/s/ Martin Glynn
Director (Trustee)
11/9/04
Date of Signature

Submission of Reports

Each Bank must prepare its Reports of Condition and Income	For electronic filing assistance, contact EDS Call report
either:	Services, 2150 N. Prospect Ave., Milwaukee, WI 53202,
telephone (800) 255-1571.
(a)	in electronic form and then file the computer data file
directly with the banking agencies’’ collection agent,	To fulfill the signature and attestation requirement for the
Electronic Data System Corporation (EDS), by modem or	Reports of Condition and Income for this report date, attach this
computer diskette; or	signature page to the hard-copy f the completed report that the bank places in its files.
b)	in hard-copy (paper) form and arrange for another party to
convert the paper report to automated for. That party (if other than EDS) must transmit the bank’’s computer data file to EDS.

FDIC Certificate Number	5	7	8	9	0

(RCRI 9030)
http://WWW.BANKING.US.HSBC.COM	HSBC Bank USA, NATIONAL ASSOCIATION
Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087)	Legal Title of Bank (TEXT 9010)
(Example: www.examplebank.com)	Wilmington
City (TEXT 9130)

DE	19801
State Abbrev. (TEXT 9200)	ZIP Code (TEXT 9220)

Board of Governors of the Federal  Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries
HSBC Bank USA, National Association	of Buffalo
Name of Bank	City

in the state of New York, at the close of business September 30, 2004

ASSETS

		Thousands of dollars
Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		$3,454,959
b. Interest-bearing balances		2,076,244
Held-to-maturity securities		3,741,506
Available-for-sale securities		14,349,537
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		1,150,000
b. Securities purchased under agreements to resell		5,038,148
Loans and lease financing receivables:
Loans and leases held for sale		$1,320,163
Loans and leases net of unearned income	$65,438,311
LESS: Allowance for loan and lease losses	339,332
Loans and lease, net of unearned income, allowance, and reserve		$65,098,979
Trading assets		15,031,627
Premises and fixed assets		602,577
Other real estate owned		11,347
Investments in unconsolidated subsidiaries		270,750
Customers’ liability to this bank on acceptances outstanding		86,959
Intangible assets: Goodwill		2,094,740
Intangible assets: Other intangible assets		378,843
Other assets		3,748,120
Total assets		118,454,499

LIABILITIES

Deposits:
In domestic offices		52,730,085
Non-interest-bearing	7,637,394
Interest-bearing	45,092,691
In foreign offices		23,319,518
Non-interest-bearing	340,118
Interest-bearing	22,979,400

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		267,105
b. Securities sold under agreements to repurchase		1,292,039

Trading Liabilities		10,368,929
Other borrowed money		15,443,222
Bank’s liability on acceptances		86,959
Subordinated notes and debentures		2,542,854
Other liabilities		3,260,926
Total liabilities		109,311,637
Minority Interests in consolidated Subsidiaries		331
EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common Stock		2,000
Surplus		7,622,743
Retained earnings		1,560,994
Accumulated other comprehensive income		-43,206
Other equity capital components		0
Total equity capital		9,142,531
Total liabilities, minority interests and equity capital		118,454,499